SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 20, 2008 (June 16, 2008)

ATLAS TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28675	94-337095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 152nd Avenue NE,
Redmond, WA 98052

(Address of Principal Executive Offices) (Zip Code)

(425) 458-2360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountants

Effective June 16, 2008, the Registrant was advised that it’s independent auditors, Williams & Webster, P.S., have resigned.

During the period of the engagement of Williams & Webster, P.S., the auditor’s reports issued by them did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except for a modification as to an uncertainty about the Registrant's ability to continue as a going concern. During the engagement period, there were no disagreements between the Registrant and Williams & Webster on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Williams & Webster, would have caused them to make reference to the matter in its reports on the Registrant's financial statements, had any such reports been issued. During the period of engagement, there were no reportable events (as the term is described in Item 304(a)(1)(iv) and (v) of Regulation S-K).

The Registrant has provided a copy of the disclosures in this report to Williams & Webster, P.S., and the Registrant requested that Williams & Webster, P.S., furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in this report. A copy of such letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Williams & Webster, P.S., dated as of June 20, 2008

EXHIBITS

Exhibit Number.	Description
16.1	Letter from Williams & Webster, P.S., dated as of June 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS TECHNOLOGY GROUP, INC.

Date: June 20, 2008	By:	/s/ Peter B. Jacobson
PETER B. JACOBSON Chief Executive Officer